                                                                  EXHIBIT 99.1


            COMVERGE TO RAISE $13 MILLION IN PRIVATE EQUITY FINANCING

FLORHAM PARK, N.J., FEBRUARY 28, 2003 - Comverge Technologies, Inc., a subsidiary of Data Systems & Software, Inc. (NASDAQ: DSSI) ("DSSI"), announced today it has reached an agreement in principle with a syndicate of prominent venture capital firms to raise an aggregate of $13 million in venture capital funding.

The syndicate of leading venture capital firms will invest $10 million through the purchase of Comverge Series A preferred stock and DSSI will participate by purchasing $3 million of Series A preferred. Proceeds from the offering will be used to finance Comverge's internal growth opportunities, including the installation of a major Virtual Peaking Capacity(TM) system for a large electric utility under a contract which is currently being finalized.

It is anticipated that the sale of the Series A preferred will be completed in March 2003. The sale is conditioned on the completion of due diligence, definitive legal documentation, certain corporate approvals and the fulfillment of certain other conditions.

Robert M. Chiste, Chief Executive Officer of Comverge, stated, "Comverge is pleased to have reached an agreement in principle with our investing group which is led by a premier venture capital firm and includes a syndicate of other major U.S. and European energy-focused venture capital firms. Their investment and their combined strengths in the energy market will provide us with both the financial resources and the strategic opportunities Comverge needs to accelerate the growth of our business in the End-to-End Energy Intelligence(TM) markets. "

THE SECURITIES TO BE ISSUED TO THE INVESTORS IDENTIFIED IN THIS PRESS RELEASE WILL NOT BE AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, SUCH SECURITIES MAY NOT BE SOLD IN THE UNITED STATES ABSENT A REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION. THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES NOR A SOLICITATION OF AN OFFER TO BUY SECURITIES.

ABOUT COMVERGE TECHNOLOGIES, INC.

Comverge Technologies, Inc., The Power in Power Technology(TM) has more than 500 customers in 15 countries around the globe. Comverge has offices, research facilities, representatives and agents located in Florham Park, New Jersey,
Atlanta, Georgia and Tel Aviv, Israel. The Company's End-to-End Energy Intelligence(TM) software suite, PowerCAMP(TM), combined with field-proven hardware development and manufacturing expertise, enable scalable information infrastructures-custom-designed to meet the needs of today's innovative energy suppliers. Comverge Technologies Group provides integrated, full-spectrum solutions for direct or voluntary load control programs, remote meter reading, price-responsive programs, time-of-use billing, distributed generation monitoring, theft/outage detection and more. Comverge Enterprises Group provides innovative business solutions including owned and operated systems, Virtual Peaking Capacity(TM), and joint ventures. For more information visit www.comverge.com.
-----------------


ABOUT DATA SYSTEMS & SOFTWARE INC.

Data Systems & Software Inc. is a provider of software consulting and development services, and is an authorized direct seller and value added reseller of computer hardware. Through its Comverge Technologies subsidiary, the Company provides energy intelligence solutions to utilities. For more information visit www.dssiinc.com or www.nfnonline.com/dssi.


THIS PRESS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING RISKS ASSOCIATED WITH (I) SUCCESSFUL COMPLETION OF THE PRIVATE EQUITY FINANCING TRANSACTION ON SUBSTANTIALLY THE TERMS DESCRIBED IN THE RELEASE, , (II) EXECUTION OF DEFINITIVE DOCUMENTATION FOR THE CONTRACT FOR THE VIRTUAL PEAKING CAPACITY SYSTEM REFERRED TO IN THIS RELEASE, (III) CONDITIONS IN THE MARKET FOR ENERGY INTELLIGENCE SOLUTIONS, INCLUDING THE PACE AND CONSEQUENCES OF DEREGULATION AND COMPETITION AND (IV) THE POSSIBLE NEED FOR COMVERGE TO RAISE ADDITIONAL CAPITAL IN THE FUTURE, WHICH FUNDING MAY NOT BE AVAILABLE ON A TIMELY BASIS OR ON REASONABLE TERMS. ACTUAL RESULTS MAY VARY FROM THOSE PROJECTED OR IMPLIED BY SUCH FORWARD- LOOKING STATEMENTS. A MORE COMPLETE DISCUSSION OF RISKS AND UNCERTAINTIES WHICH MAY AFFECT THE ACCURACY OF THESE STATEMENTS AND COMVERGE'S BUSINESS GENERALLY IS INCLUDED IN "BUSINESS-FACTORS WHICH MAY AFFECT FUTURE RESULTS" IN DSSI'S MOST RECENT ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

For more information, contact:

At DSSI, George Morgenstern, CEO, (201) 529-2026, ir@dssiinc.com.
                                                  --------------

At  Comverge,  Sky  Filippi,  Director  of  Marketing,   (973)  360-2220,  x267,
filippi@comverge.com.
----------------------

At National Financial Network, Gary Geraci, Investor Relations, (781) 444-6100 x629 or (800) 343-4874, garyg@nfnonline.com
                        -------------------